U.S. Securities and Exchange Commission

Washington, D.C. 20549



Form 8-K



CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 1, 2000

Commission File No. 33-17966-LA



INTERNATIONAL WOOD CORPORATION
A Colorado Corporation            EIN: 94-3030021

8833 Sunset Blvd., Suite 200
West Hollywood, CA 90069

Telephone: 310-289-4947






 ..
Item 6.  Resignation of Registrant's Directors

     On October 25, 2000 Mark A. Lilly resigned as a Director of the Company. Thomas A. Trimbo was elected as a Director. Mr. Trimbo, age 54, is a U.S. citizen and a resident in Sao Paulo, Brazil. Mr. Trimbo holds a B.S. in Chemistry and a MBA from the University of Montana. He been employed by BankBoston N.A., Brazil for the past 20 years. During this time he has served in various positions including Corporate Lending Officer, Trade Finance Specialist, Head of International Product Development and head of International Treasury Control.


SIGNATURE

     In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, this registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

International Wood Corporation


Dated:     October 25, 2000


By:  /s/  Elliott Sassoon
     Elliott Sassoon, President,
     Director and Chief Financial Officer